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                                                                     EXHIBIT 2



                     FASTCOMM COMMUNICATIONS CORPORATION

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                   CHARTER

PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and others, the Corporation's system of internal controls, and the Corporation's audit, accounting, and financial reporting processes generally.

         In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants and internal audit department; and, provide for open, ongoing communication among the independent accountants, financial and senior management, internal audit department, and the Board of Directors concerning the Corporation's financial position and affairs.

COMPOSITION

         The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with the Corporation's By-laws and AMEX rules. Notwithstanding the previous requirement, one director who is not independent as determined in accordance with the Corporation's By-laws and AMEX rules and is not a current employee or an immediate family member of an employee, may be appointed to the Audit Committee, if the Board of Directors under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Corporation and its shareholders, and the Board of Directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. In accordance with AMEX rules, all members of the Audit Committee shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

MEETINGS

         The Committee shall meet at least once annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The




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Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members of the Corporation's and any subsidiary's management.

RESPONSIBILITIES AND DUTIES

         The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

- Review with a representative of management and the independent accountants the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation's earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information pursuant to SAS 71. The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

- Review with management and the independent accountants at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

         (1) the Corporation's annual consolidated financial statements and related footnotes;

         (2) the independent accountants' audit of the consolidated financial statements and their report;

         (3) any significant changes required in the independent accountants' examination plan;

         (4) any serious difficulties or disputes with management encountered during the course of the audit; and

         (5) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including, discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.




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-        On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Corporation has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.

- The Committee will have prepared and reviewed the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Audit
         Committee:

         (1) has reviewed and discussed the audited consolidated financial statements with management;

         (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

         (3) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

         (4) has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

- The Audit Committee and Board of Directors are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the annual meeting of stockholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee.

- Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

- In consultation with the independent accountants, regularly review the integrity of the Corporation's financial reporting processes and system of internal control.




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-        Review the performance of the internal audit department, including the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

- Review, as needed, the internal audit department's charter, which shall define its purpose, authority, and responsibilities.

- Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors or the independent accountants.

- Review legal and regulatory matters that may have a material impact on the Corporation's consolidated financial statements, related compliance policies and programs, and reports received from regulators.

         In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate under law, the Corporation's charter or By-laws, and the resolutions and other directives of the Board of Directors.

         The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

         The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

         The Audit Committee will report its actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.


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